Exhibit 99.1

PANAMSAT MERGES WITH WHOLLY OWNED
SUBSIDIARY OF THE DIRECTV GROUP

PanAmSat Closes Merger With Wholly Owned Subsidiary of
The DIRECTV Group, Inc. and Delists Shares from NASDAQ; Private Equity Firms to
Acquire DIRECTV’s Equity Stake

WILTON, CT, August 18, 2004 – PanAmSat Corporation today announced the closing of its merger with PAS Merger Sub, Inc., a wholly owned subsidiary of The DIRECTV Group, Inc.  The Company’s shares will be delisted from the NASDAQ and will no longer be publicly traded.  The Company’s shareholders approved the transaction at its annual meeting held on August 13, 2004.

Affiliates of Kohlberg, Kravis Roberts & Co. L.P., The Carlyle Group and Providence Equity Partners, Inc. are scheduled to acquire The DIRECTV Group’s equity stake in PanAmSat on Friday, August 20, 2004.

About PanAmSat

Through its owned and operated fleet of 24 satellites, PanAmSat is a leading global provider of video, broadcasting and network distribution and delivery services.  In total, the Company’s in-orbit fleet is capable of reaching over 98 percent of the world’s population through cable television systems, broadcast affiliates, direct-to-home operators, Internet service providers and telecommunications companies.  In addition, PanAmSat supports the largest concentration of satellite-based business networks in the U.S., as well as specialized communications services in remote areas throughout the world.  For more information, visit the Company’s web site at www.panamsat.com.

The DIRECTV Group, Inc.

The DIRECTV Group, Inc. (NYSE: DTV) is a world-leading provider of digital multichannel television entertainment, broadband satellite networks and services, and global video and data broadcasting.  The DIRECTV Group, Inc. is 34 percent owned by Fox Entertainment Group, which is approximately 82 percent owned by News Corporation Ltd.

NOTE:  The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements so long as such information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information.  When used in this press release, the words “scheduled,” “estimate,” “plan,” “project,” “anticipate,” “expect,” “intend,” “outlook,” “believe,” and other similar expressions are intended to identify forward-looking statements and information.  Actual results may differ materially from anticipated results due to certain risks and uncertainties, which are more specifically set forth in the “Financial Guidance/Recent Presentations” page of the Investor Relations section of our website and the Company’s annual report on Form 10-K for the year ended December 31, 2003 on file with the

Securities and Exchange Commission.  The risks and uncertainties that could cause our actual results to differ, include but are not limited to (i) risks associated with operating our in-orbit satellites, (ii) risks of launch failures, launch and construction delays and in-orbit failures or reduced performance, (iii) risk that we may not be able to obtain new or renewal satellite insurance policies on commercially reasonable terms or at all, (iv) risks related to possible future losses on satellites that are not adequately covered by insurance, (v) risks related to domestic and international government regulation, (vi) risks related to the Company’s contracted backlog for future services, (vii) risks of doing business internationally, (viii) risks of inadequate access to capital for growth, (ix) risks related to competition, (x) risks related to customer defaults, (xi) risks relating to pricing pressure and overcapacity in markets in which we operate, (xii) risks associated with the Company’s indebtedness, (xiii) risks related to control by our majority stockholder and (xiv) litigation.  PanAmSat cautions that the foregoing list of important factors is not exclusive, and PanAmSat undertakes no obligation to publicly update any forward-looking statement.  Further, PanAmSat operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control.

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